Exhibit 10.2

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) dated as of October 29, 2017, is made and entered into by and between DYNEGY OPERATING COMPANY, a Delaware corporation (the “Company”), and ROBERT FLEXON (the “Executive”).

WHEREAS, the parties hereto entered into an Amended and Restated Employment Agreement dated as of May 6, 2015 (the “Employment Agreement”); and

WHEREAS, the parties hereto desire now to amend the terms of the Employment Agreement to provide for an Additional Term and to clarify certain of its provisions to conform to the current Dynegy Inc. Severance Plan (Effective October 28, 2015), which was adopted after the Employment Agreement was executed.

NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

1.                                      Pursuant to the terms of Section 3 to the Employment Agreement, the Parties hereby agree that there shall be an “Additional Term” of one (1) year, which shall commence on May 1, 2018 and end on April 30, 2019.

2.                                      Section 7 of the Employment Agreement will be amended so that any reference to the former “Dynegy Inc. Executive Severance Pay Plan (the ‘Severance Plan’)” or the former “Dynegy Inc. Executive Change in Control Severance Pay Plan (the ‘Change in Control Plan’)” will be replaced with the current “Dynegy Inc. Severance Pay Plan (the ‘Severance Plan’)” and that the current Severance Plan will apply to those former plans anywhere referenced in the Employment Agreement.

3.                                      Section 7(b) of the Employment Agreement shall be amended in part to be and to read as follows with the remainder of 7(b) remaining the same:

“(b)                           Severance Plan.  The Executive shall be entitled to participate in the Severance Plan.  In addition, the Executive shall receive the following additional compensation from the Company:”

4.                                      Continuing Effect of Employment Agreement. Except as modified by this Amendment, the Employment Agreement will continue in full force and effect in accordance with its terms. To the extent of any conflicts between the terms of the Employment Agreement and the terms hereof, the terms of this Amendment shall control.

[Signature Page Attached]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Amendment as of the day and year first written above.

DYNEGY OPERATING COMPANY

Date:	October 29, 2017	By:	/s/ Normanique Preston
Name: Normanique Preston
Title: Vice President — Human Resources

ROBERT FLEXON

Date:	October 29, 2017	/s/ Robert Flexon